EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Berliner Communications, Inc.

We have audited the accompanying consolidated balance sheet of Berliner Communications, Inc. as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Berliner Communications, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

Woodbridge, New Jersey
May 6, 2005

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Berliner Communications, Inc.

We have audited the accompanying consolidated balance sheets of Berliner Communications, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Berliner Communications, Inc. and subsidiaries as of December 31, 2003, and the consolidated results of their operations and their consolidated cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

Grant Thornton, LLP
Philadelphia, Pennsylvania
July 1, 2004

BERLINER COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$453,818	$137,870
Accounts receivable, net of allowance for doubtful accounts of $106,061 in 2004 and $147,724 in 2003	3,384,904	5,495,679
Inventories	515,565	611,974
Prepaid expenses and other current assets	212,943	159,349

	4,567,230	6,404,872

LONG-TERM ASSETS
Fixed assets, net	557,317	780,032
Other assets	68,032	59,302

	$5,192,579	$7,244,206

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$344,588	$435,995
Current portion of long-term debt	434,372	339,513
Current portion of capital lease obligations	56,573	114,704
Loan from shareholder	101,640	—
Accounts payable	1,704,187	1,989,142
Accrued liabilities	1,223,965	1,936,539
Deferred revenue	9,435	—
Income taxes payable	12,581	34,371

	3,887,341	4,850,264

LONG-TERM LIABILITIES
Long-term debt, net of current portion	404,484	624,765
Long-term capital lease obligations, net of current portion	26,977	58,568

	431,461	683,333

COMMITMENTS	—	—

STOCKHOLDERS’ EQUITY
Preferred stock - $0.01 par value, authorized 3,000,000 shares, none issued and outstanding	—	—
Common stock - $.01 par value, authorized 30,000,000 shares, 20,224,320 shares issued and outstanding	202,243	202,243
Additional paid -in capital	10,531,131	10,531,131
Accumulated deficit	(9,859,597)	(9,022,765)

	873,777	1,710,609

	$5,192,579	$7,244,206

The accompanying notes are an integral part of these statements.

BERLINER COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2004	2003	2002
Revenues	$15,285,904	$17,955,834	$22,939,479
Costs of revenues	9,604,839	13,098,669	18,435,786

Gross margin	5,681,065	4,857,165	4,503,693

Selling, general and administrative expenses	6,123,328	5,898,143	8,132,762
Depreciation and amortization	342,934	580,207	703,519
Impairment of goodwill	—	—	413,801
Impairment of deferred financing costs	—	—	81,741

Loss from operations	(785,197)	(1,621,185)	(4,828,130)

Other income (expense)
Interest expense	(46,813)	(34,112)	(61,215)
Interest income	1,639	12,763	43,542
Gain on extinguishment of debt	—	7,171,119	—
Gain (loss) on sale of fixed assets	9,699	(45,445)	(7,003)

Income (loss) before income taxes	(820,672)	5,483,140	(4,852,806)

Income tax expense	16,160	44,250	253,987

Net income (loss)	(836,832)	5,438,890	(5,106,793)

Preferred stock dividends and accretion	—	378,355	1,623,420

Net income (loss) applicable to common shareholders	$(836,832)	$5,060,535	$(6,730,213)

The accompanying notes are an integral part of these statements.

BERLINER COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional
	Shares	Amount	Paid -in Capital
Balance at December 31, 2001	12,134,591	$121,345	$8,573,480

Deferred compensation	—	—	(19,666)
Preferred stock dividends and accretion	—	—	—
Net loss	—	—	—

Balance at December 31, 2002	12,134,591	121,345	8,553,814

Stock issued under standstill voting and termination agreement (see Note 7)	8,089,729	80,898	1,977,317
Preferred stock dividends and accretion	—	—	—
Net loss	—	—	—

Balance at December 31, 2003	20,224,320	202,243	10,531,131

Net loss	—	—	—

Balance at December 31, 2004	20,224,320	$202,243	$10,531,131

The accompanying notes are an integral part of these statements.

		Total
Deferred	Accumulated	Stockholders’
Compensation	Deficit	Equity (Deficit)
$(29,000)	$(7,353,087)	$1,312,738

29,000	—	$9,334
—	(1,623,420)	$(1,623,420)
—	(5,106,793)	$(5,106,793)

—	(14,083,300)	(5,408,141)

—	—	2,058,215
—	(378,355)	(378,355)
—	5,438,890	5,438,890

—	(9,022,765)	1,710,609

—	(836,832)	(836,832)

$—	$(9,859,597)	$873,777

BERLINER COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2004	2003	2002
Cash flows from operating activities
Net income (loss)	$(836,832)	$5,438,890	$(5,106,793)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operations
Depreciation	342,934	580,207	703,519
Impairment of deferred financing costs	—	—	81,741
Gain on extinguishment of debt	—	(7,171,119)	—
Impairment of goodwill	—	—	413,801
(Gain) loss on sale of fixed assets	(9,699)	45,445	7,003
Changes in operating assets and liabilities
Accounts receivable	2,110,775	(157,860)	5,330,711
Inventories	96,409	92,449	452,995
Prepaid expenses and other current assets	(53,594)	106,703	(71,766)
Other assets	(8,730)	4,561	896
Accounts payable	(284,955)	249,702	(2,664,680)
Accrued liabilities	(712,574)	(518,118)	517,508
Income taxes receivable and payable	(21,790)	34,371	462,974
Deferred revenues	9,435	(200,000)	200,000
Other liabilities	—	—	10,374

Net cash (used in) provided by operating activities	631,379	(1,494,769)	338,283

Cash flow from investing activities
Purchase of fixed assets	(80,358)	(219,765)	(330,699)
Proceeds from the sale of fixed assets	25,053	28,849	118,401

Net cash used in investing activities	(55,305)	(190,916)	(212,298)

Cash flows from financing activities
Payment of preferred stock dividends	—	(137,500)	(660,000)
Proceeds from line of credit	1,887,663	435,995	—
Proceeds from long-term debt	101,640	87,566	—
Repayment of line of credit	(1,979,070)	—	—
Repayment of long-term debt	(180,637)	(89,288)	—
Repayment of capital leases	(89,722)	(97,154)	(66,218)
Cash paid on debt extinguishment	—	(800,000)	—

Net cash used in financing activities	(260,126)	(600,381)	(726,218)

Net increase (decrease) in cash and cash equivalents......	315,948	(2,286,066)	(600,233)

Cash and cash equivalents at beginning of year	137,870	2,423,936	3,024,169

Cash and cash equivalents at end of year	$453,818	$137,870	$2,423,936

Supplemental disclosure of cash flow information Interest paid	$46,813	$35,776	$61,215

Income taxes paid	$9,789	$—	$167,631

Non-cash investing and financing activities Preferred stock accretion	$—	$240,855	$963,420

Capital leases entered into	$55,215	$19,415	$342,018

The accompanying notes are an integral part of these statements.

BERLINER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Description of Business

Berliner Communications Inc. (“BCI”, “we”, “us” and “our”), a Delaware corporation, headquartered in Elmwood Park, New Jersey, was formed in January 1995 and has two wholly owned subsidiaries: Wireless Systems Consulting, Inc. and Berliner Services, Inc. We operate in one business segment providing real estate acquisition and zoning services, radio frequency and network design and engineering, infrastructure equipment construction and installation, radio transmission base station modifications and project management services to wireless communications carriers.

BCI Southeast, Inc. (“BCISE”) provided consulting and construction services to wireless communications carriers and was dissolved in 2002. Vertical Wireless, Inc. began operations in late 2002 to sell and activate new cell telephones subscribers and discontinued operations in 2003.

2. Summary of Significant Accounting Policies

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Some of the more significant estimates being made include the allowance for doubtful accounts and percentage of completion of construction projects.

Principals of Consolidation

The consolidated financial statements include our accounts and the accounts of our wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

We consider all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2004, cash and cash equivalents totaled $453,818 and consisted of bank balances and a money market account. We maintain our cash and cash equivalents with two financial institutions. A significant amount of the cash balance is in excess of the FDIC insurance limit. Cash equivalents are stated at cost, which approximates fair value.

Inventories

Inventories, which consist mainly of raw materials, are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

Prepaid Expenses and Other Assets

Prepaid expenses are recorded as assets and expensed in the period in which the related services are received. At December 31, 2004, current prepaid expenses and other assets classified as current totaled $212,943 and consisted mainly of insurance and rents. Non-current other assets of $68,032 are mainly deposits for our office and warehouse locations.

Risks and Uncertainties

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of accounts receivable. We routinely assess the financial strength of our customers and do not require collateral or other security to support customer receivables. Credit losses are provided for in our consolidated financial statements in the form of an allowance for doubtful accounts. Our allowance for doubtful accounts is based upon the expected collectibility of all our accounts receivable. We determine our allowance by considering a number of factors, including the length of time it is past due, our previous loss history and the customer’s current ability to pay its obligation. Accounts receivable are written off when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Property and Equipment

Property and equipment consist of automobiles and trucks, computer equipment, equipment, furniture and fixtures and leasehold improvements. Each class of assets is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the term of the lease or the estimated useful life, whichever is shorter. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. As of the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Long-lived Assets

Our long-lived assets consist of property and equipment. SFAS No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions.

We assess the recoverability of long-lived assets by determining whether the net book value of the assets can be recovered through projected undiscounted future cash flows. The amount of impairment, if any, is measured based on fair value and is charged to operations in the period in which the impairment occurs.

Goodwill

Goodwill represents acquisition costs in excess of the fair value of the net assets of businesses purchased. Effective January 1, 2002, we adopted SFAS No. 142, Goodwill and Intangible Assets. In accordance with SFAS No. 142, the Company evaluates impairment annually for impairment, or earlier if indicators of potential impairment exist. The determination of whether Goodwill is impaired requires a significant level of judgment. An impairment loss would generally be recognized when the carrying amount of the reporting unit’s net assets exceeds the estimated fair value of the reporting unit. The estimated fair value of the reporting unit is determined using a discounted cash flow approach. If we determine that goodwill has been impaired, an impairment charge is recorded in the statement of operations. During 2002, due to the discontinuance of the BCISE operations, we wrote off the remaining $413,801 of goodwill associated with the purchase of that business.

Revenue Recognition

Revenue from radio frequency and network design and engineering, infrastructure equipment construction and installation, radio transmission base station modifications and project management services are recognized as work is performed. Revenue from real estate acquisition and zoning services is recognized upon the identification of an acceptable site and when the lease is signed between the landlord and customer. Revenue associated with multiple element contracts is allocated based on the relative fair value of the services included in the contract. Revenue from infrastructure equipment construction and installation contracts, which are generally completed within 90 days, is recorded under the percentage-of-completion method based on the percentage that total direct costs incurred to date bear to estimated total costs at completion. Losses on infrastructure equipment construction and installation contracts are recognized when such losses become known.

Unbilled receivables represent direct costs incurred and estimated gross profit on uncompleted infrastructure equipment construction and installation contracts that are not yet billed or billable, pursuant to contractual terms.

Income Taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities in the financial statements and their respective tax basis. Deferred tax assets and liabilities are measured using applicable tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Stock Based Compensation

We apply the intrinsic value-based method of accounting prescribed by Accounting Principal Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for our employee-based stock options plan. As such, compensation expense would be recorded on the date of grant only if the current market price of underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based compensation. As permitted by SFAS No. 123, we have elected to continue to apply the intrinsic value-based method of accounting for our employee-based stock option grants and have adopted the disclosure requirements of SFAS No. 123.

During 2004, we did not grant any stock options under the Plans. During 2003, there were 60,000 stock options granted under the Plans. The per share weighted-average fair value of stock options granted during 2003 was $0.00, on the date of grant using a Black Scholes option-pricing model (excluding a volatility assumption) with the following weighted-average assumptions: expected dividend yield of 0%, risk-free interest rate of 3.07% and an expected life of five years. The fair value of the options granted is immaterial; therefore, the proforma net income (loss) would have equalled the amount reported for all periods.

We have adopted the disclosure-only provision of SFAS 123, “Accounting for Stock Based Compensation.” SFAS 123 requires pro forma information to be presented as if we had accounted for the stock options granted during the fiscal periods presented using the fair value method. We will be required to comply with SFAS 123(R) that was issued in December of 2004, which will require us to record compensation expense in our results of operations for our fiscal year beginning after June 15, 2005.

Stock options and warrants granted to non-employees are recorded at fair value.

3. Accounts Receivable

Accounts receivable at December 31, 2004, and 2003, consist of the following:

	2004	2003
Accounts receivable	$2,788,188	$4,492,837
Unbilled receivables	702,777	1,150,566

	3,490,965	5,643,403
Allowance for doubtful accounts	(106,061)	(147,724)

Total	$3,384,904	$5,495,679

Unbilled receivables represents the value of services rendered to customers not billed as of the balance sheet date. Unbilled receivables are generally billed within three months subsequent to the provisions of services.

4. Fixed Assets

Fixed assets at December 31, 2004, and 2003, consist of the following:

	2004	2003
Automobiles and trucks	$239,464	$813,713
Furniture and fixtures	500,322	276,047
Equipment	1,766,906	1,395,771
Computer equipment and software	81,490	110,132
Leasehold improvements	110,131	71,506

	2,698,313	2,667,169
Less accumulated for depreciation and amortization	(2,140,996)	(1,887,137)

Total	$557,317	$780,032

Depreciation and amortization expense on fixed assets for the years ended December 31, 2004, and 2003, was $342,934 and $580,207, respectively.

5. Accrued Liabilities

Accrued liabilities at December 31, 2004, and 2003, consist of the following:

	2004	2003
Employee compensation	$141,838	$41,171
Constructions costs	975,969	1,862,469
Other	106,158	32,899

	$1,223,965	$1,936,539

6. Income Taxes

Income tax (benefit) expense differed from amounts computed by applying the U.S. federal tax rate of 34% to pre-tax loss as a result of the following:

	2004	2003
Tax expense (benefit) of statutory rate of 34%	$(279,028)	$1,864,268
Increase in valuation allowance against deferred tax assets	305,009	899,512
State income tax expense (benefit), net of federal income tax benefit	(73,860)	(159,333)
Gain on extinguishment of debt	—	(2,438,180)
Other, net	64,039	(122,017)

Income tax expense	$16,160	$44,250

The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 2004, and 2003, are as follows:

	2004	2003
Deferred tax assets
Allowance for doubtful accounts	$42,424	$59,090
Reserve for obsolete and slow moving inventory	6,084	15,102
Net operating loss carryforwards	3,402,205	3,062,334
Excess of financial statement depreciation over tax depreciation	—	9,178

Total gross deferred tax assets	3,450,713	3,145,704

Less valuation allowance	3,450,713	3,145,704

Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

We have net operating loss carryforwards for federal and state income tax purposes of approximately $7,952,000 and $7,100,000, respectively, expiring in 2023 for federal income tax purposes and in 2010 for state income tax purposes, which may be applied against future taxable income.

7. Stockholders’ Equity

Preferred Stock

Our authorized shares include 3,000,000 shares of $0.01 par value preferred stock, of which none were issued and outstanding at December 31, 2004, and 2003, respectively.

In March of 2000, we completed the sale of 110,000 shares of Series A Senior Cumulative Participating Convertible Preferred Stock (“Series A Preferred Stock”) for aggregate proceeds of $11,000,000. In connection with sale of the Series A Preferred Stock, we granted warrants to purchase 1,100,000 shares of our common stock, subject to an adjustment, at an exercise price of $3.00 per share, by cash or through a cashless exercise, at the option of the warrant holder. The warrants were exercisable at any time, in whole or in part, and expired in five years.

On June 11, 2003, we signed a standstill voting and termination agreement whereby we and the Series A Preferred Stock holders agreed to exchange the existing securities for cash, promissory notes and shares of common stock. The holders of the Series A Preferred Stock received in exchange for 110,000 shares of Series A Preferred Stock and warrants to purchase 1,100,000 shares of our common stock the following: cash of $800,000, promissory notes of $966,000 and 8,089,729 shares of our common stock. We recorded a gain on extinguishment of debt in 2003 in the amount of $7,171,119. The gain was determined by valuing the cash, promissory notes and common stock issued in relation to the recorded value of the securities cancelled.

In 2003 and 2002, we declared and paid $137,500 and $660,000, respectively, in dividends.

Common Stock

As of December 31, 2004, and 2003, 1,913,950 and 2,160,694 shares of our common stock, respectively, have been reserved for issuance in connection with our outstanding warrants and stock options.

Warrants

At December 31, 2004, we had the following warrants outstanding and exercisable:

Year of Issuance	Shares	Exercise Price	Expiration
1999	5,000	$2.50	January 5, 2005
1999	900,000	$1.50	January 28, 2006
2000	200,000	$3.00	March 23, 2005
2000	300,000	$1.50	March 31, 2005

	1,405,000

Warrants to purchase 1,100,000 shares of common stock were granted in connection with the placement of the Series A Preferred Stock in 2000 (see Note 7). The aggregate fair value of the 1,100,000 warrants was determined by management to be $1,896,000 on the date of issuance and was recorded as additional paid-in capital with a corresponding reduction in the carrying amount of the Series A Preferred Stock. In addition, warrants to purchase 200,000 shares of common stock were granted as a finder’s fee in connection with the transaction. The fair value of the warrants was determined by management to be $346,900 and was recorded as additional paid-in capital with corresponding reduction in the carrying amount of the Series A Preferred Stock in the 2000 consolidated financial statements.

Stock Options Plans

We have adopted the 1997, 1998 and 2000 stock option plans (“Plans”) pursuant to which our Board may grant stock options to officers and key employees. The Plans authorize grants of stock options to purchase up to 100,000, 850,000 and 2,500,000 shares of authorized but unissued common stock, respectively. Stock options are granted with an exercise price equal to the fair value of the common stock at the date of grant and expire over various periods up to ten years from the date of issue and vest and become fully exercisable as specified by the Board. Fair value at the date of grant is derived by an analysis of the financial results of companies that we consider to have similar characteristics. In April 2000, we adopted the policy of vesting stock options granted over two years: one-third immediately, one-third at the end of the first year and one-third at the end of the second year.

Stock options activity during the periods indicated is as follows:

	2000 Plan		1998 Plan		1997 Plan
		Weighted		Weighted		Weighted
		Average		Average		Average
	Number	Exercise	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price	of Shares	Price
Outstanding at December 31, 2001	2,099,673	$2.95	18,744	$2.50	12,500	$1.50
Options granted at fair value value	80,000	$3.00	—		—
Options exercised	—		—		—
Options cancelled	(1,219,673)		(11,248)		—

Outstanding at December 31, 2002	960,000	$3.05	7,496	2.50	12,500	1.50
Options granted at fair value value	60,000	$3.00	—		—
Options exercised	—		—		—
Options cancelled	(392,550)		—		—

Outstanding at December 31, 2003	627,450	$3.07	7,496	2.50	12,500	1.50

Exercisable at December 31, 2003	627,450	$3.07	7,496	2.50	12,500	1.50

Options granted at fair value value	—		—		—
Options exercised	—		—		—
Options cancelled	(118,500)		(7,496)		(12,500)

Outstanding at December 31, 2004	508,950	$3.06	—	—	—	—

Exercisable at December 31, 2004	508,950	$3.06	—	—	—	—

Stock options and warrants granted to non-employees are recorded at fair value.

8. Revolving Credit Facility

In January of 2004, we entered into a revolving credit facility, which provides for borrowings up to $1,250,000. The credit facility is available for working capital, capital expenditures and general corporate purposes. The credit facility interest rate is prime plus two percent (2%) (as of December 31, 2004, the prime rate was 5.25%.)

The credit facility is secured by substantially all our assets and the balance outstanding at December 31, 2004, and 2003, was $344,588 and $435,995, respectively. The revolving credit facility was for a period of one year with the ability to renew for an additional one year term.

9. Long-Term Debt

Long-term debt consists of the following at December 31:

	2004	2003
Loans payable to financing companies, payable in monthly installments of $2,656, interest at -0 -% and 7.99% annually, due May of 2008 through November of 2011, secured by automobiles	$114,354	$78,778

Notes payable to Greenhill Capital Partners LP and PWIBD Partners LP issued in 2003, payable in quarterly installments $80,500, not bearing interest, maturing in September of 2006	724,502	885,500

	838,856	964,278

Less current maturities	(434,372)	(339,513)

	$404,484	$624,765

Aggregate maturities of long-term debt are as follows:

December 31,
2005	$434,372
2006	353,874
2007	31,872
2008	17,601
1,137

$838,856

10. Capitalized Leases

We have entered into capital leases for certain automobiles and trucks that we previously owned. As of December 31, 2004, the total cost of the vehicles leased was $329,309 and the accumulated depreciation was $194,527.

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2004:

2005	$66,663
2006	27,832
2007	3,957

Future minimum lease payments	98,452
Amounts representing interest	14,902

Present value of net minimum lease payments	$83,550

11. Loan from Shareholder

In November of 2004, we borrowed $100,00 from one of our shareholders. The loan was an on-demand unsecured note with interest at 12% annually. The loan was paid off in February of 2005.

12. Commitments

We lease office and warehouse space under operating leases. Rent expense for the years ended December 31 2004, 2003, and 2002, was $440,686, $483,500 and $578,000, respectively.

Minimum amounts due under operating leases are as follows:

December 31,
2005	$348,161
2006	244,309
2007	173,076
2008	138,361

$903,907

13. Employee Benefit Plan

We maintain a defined contribution plan under Section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer a percentage of their salary, subject to defined limitations. We retain the right to provide for a discretionary matching contribution in addition to discretionary contributions based upon participants’ salaries. We have not made any contribution to the plan in 2004, 2003 or 2002.

14. Concentration of Credit Risk

As of and for the year ended December 31,2004, nine customers accounted for approximately 94% of revenues and 90% of accounts receivable. Of those customers, six of them individually represented greater than 5% of revenues, and four of them represented greater than 10% of revenues. During the year ended December 31, 2004, T-Mobile USA, Inc. (“T-Mobile”) represented approximately 32%, Nextel Communications, Inc. (“Nextel”) represented approximately 18%, Sprint Corp. (“Sprint”) represented approximately 13% and General Dynamics Corp. represented approximately 12% of revenues. As of and for the year ended December 31, 2003, four customers accounted for approximately 84% of revenues, each of which individually represented greater than 10% of such total of such total, and 82% of accounts receivable. In 2003, Bechtel Corp. represented approximately 32%, Sprint represented approximately 22%, T-Mobile represented approximately 14% and Nextel represented approximately 12% of revenues. As of and for the year ended December 31, 2002, five customers accounted for approximately 90% of revenues, of which four individually represented greater than 10% and one represented greater than 5% of such total of such total, and 58% of accounts receivable. The loss of these customers could have a material adverse effect on our operations.

15. Related Party Transactions

We contract with RBI Real Estate, LLC (“RBI”) for the lease of certain vehicles used in our operations. This contract resulted in payment to RBI in an amount equal to $86,000 and $38,600 during 2004 and 2003, respectively. No such payment was received in 2002. RBI is owned equally by a current and a former senior executive officer of us.

16. Subsequent Event

On February 18, 2005, we entered into an asset purchase agreement with Novo Networks, Inc. (“Novo”) and BCI Communications, Inc. (“BCIC”), a Delaware corporation and a wholly-owned subsidiary of Novo, whereby we transferred our operations, substantially all of our assets and our liabilities to BCIC in exchange for common and preferred stock of Novo. Subsequent to the transaction, we have a controlling interest in Novo.